Exhibit 99.1

Media Contact:

Tom Huntington

DivX, Inc.

858.882.0672

thuntington@divxcorp.com

Investor Contact:

Karen Fisher

DivX, Inc.

858.882.6415

kfisher@divxcorp.com

DivX Appoints Markus Moenig as Chief Technology Officer

Video Technology Veteran and MainConcept Founder Will Lead Global Engineering Team

San Diego, CA—February 27, 2008—DivX, Inc., a digital media company (NASDAQ: DIVX), today announced the appointment of Markus Moenig as Senior Vice President and Chief Technology Officer. Mr. Moenig will lead global engineering operations, where he will be responsible for the development of technologies designed to enable consumers to enjoy high-quality digital video across any device or platform. Chris Russell, who has served as DivX CTO since 2006, will continue to assist the Company in a consulting role focused on building relationships with premium content providers.

Mr. Moenig, who brings over 20 years of experience in the consumer and professional video markets to his new role, joined DivX in November, 2007 with the Company’s acquisition of MainConcept. Mr. Moenig founded MainConcept in 1993 at the age of 23 and grew the company into one of the leading worldwide suppliers of video technology with an award-winning implementation of H.264, the next-generation video codec widely adopted across the media industry. In his new role, Mr. Moenig will run the global DivX engineering organization and oversee the development of the DivX® technology platform, strategy and system architecture.

“Markus brings a broad and deep understanding of cutting-edge video technology coupled with a strong focus on organizational efficiency and execution, and we’re very pleased that he will be joining our executive team in San Diego,” said Kevin Hell, CEO of DivX, Inc. “I’d like to thank Chris Russell for his years of valuable service building a world-class engineering organization that has established DivX as a global standard for high-quality digital video on any device or platform.”

“DivX has led the way to creating a seamless and powerful digital video experience for consumers with its respected products,” said Markus Moenig, Senior Vice President and CTO of DivX, Inc. “I’m very pleased to move into the role of CTO and look forward to working closely with the excellent DivX engineering team to continue to develop and deploy innovative next-generation video technologies that further bridge the gap between the PC, the living room and versatile mobile environments. I believe we are well-positioned to build on the vast technology assets we have in place.”

For more information about DivX, visit www.divx.com.

About DivX, Inc.

DivX, Inc. is a digital media company that enables consumers to enjoy a high-quality video experience across any kind of device. DivX creates, distributes and licenses digital video technologies that span the “three screens” comprising today’s consumer media environment—the PC, the television and mobile devices. Over 100 million DivX Certified devices have shipped into the market from leading consumer electronics manufacturers. DivX also offers content providers and publishers a complete solution for the distribution of secure, high-quality digital video content. Driven by a globally recognized brand and a passionate community of hundreds of millions of consumers, DivX is simplifying the video experience to enable the digital home.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding DivX’s visibility within the investment community. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause DivX’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to: the risk that customer use of DivX technology may not grow as anticipated; the risk that anticipated market opportunities may not materialize at expected levels, or at all; the risk that the Company’s activities may not result in the growth of profitable revenue; risks and uncertainties related to the maintenance and strength of the DivX brand; risks associated with DivX’s ability to penetrate existing and new markets; risks regarding the effects of competition; DivX’s dependence on its licensees and partners; the effect of intellectual property rights claims; and other factors discussed in the “Risk Factors” section of DivX’s quarterly report on Form 10-Q filed with the SEC on November 14, 2007. All forward-looking statements are qualified in their entirety by this cautionary statement. DivX is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

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